UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________
FORM 8-K
__________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 19, 2026 (February 18, 2026)
WD-40 COMPANY
(Exact Name of Registrant as specified in its charter)
__________

Delaware	000-06936	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number) WD 40 CO (Commission Company Name)	(I.R.S. Employer Identification Number)
9715 Businesspark Avenue, San Diego, California 92131
(Address of principal executive offices, with zip code)
(619) 275-1400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ken Allen Plunk as Director

On February 19, 2026, WD-40 Company (“Company”) announced that its Board of Directors (“Board”) appointed Mr. Ken Plunk as a director of the Company, effective February 18, 2026. He was also appointed to serve as a member of the Audit Committee and the Finance Committee of the Board.

Mr. Plunk, age 62, served as chief financial officer and senior vice president, information technology, of J&J Snack Foods Corp. (NASDAQ: JJSF) from September 2020 to December 2024 and as senior vice president, international finance, strategy, technology and supply chain, of Wal-Mart Stores, Inc. (“Wal-Mart”) from 2017 to 2019. He has also held other executive positions at Wal-Mart from 2007 to 2017 and various management positions at The Home Depot and The Coca-Cola Company from 1996 to 2007. Since January 2024, Mr. Plunk has served as an independent director of Milo’s Tea Company, a privately held company, and as a member of its Finance, Audit, and Risk Committee. He also serves as a member of Belmont University’s Board of Advisors, Center for Global Citizenship, and is a member of the National Association of Corporate Directors’ chapter, both based in Nashville, Tennessee.

Mr. Plunk holds a Bachelor of Business Administration in Accounting from the University of Memphis in Tennessee. Mr. Plunk started his career at Ernst & Young, and he is a Certified Public Accountant (inactive) in Tennessee and a Six Sigma Green Belt.

For his service as a director from the date of his appointment to the 2026 annual meeting of stockholders in December 2026 (“Annual Meeting”), Mr. Plunk is entitled to compensation in accordance with the terms of the WD-40 Directors’ Compensation Policy and Election Plan adopted by the Board on June 16, 2025 (“Plan”). Accordingly, Mr. Plunk received a restricted stock unit (“RSU”) award covering 515 shares of the Company’s common stock, which award had a fair market value of approximately $125,000 as of the February 18, 2026 grant date. The RSU award is fully vested and provides for the issuance of such shares of the Company’s common stock to Mr. Plunk following his termination of service as a director. Until issuance of such shares, the RSUs awarded will be entitled to receive dividend equivalent payments, payable in cash as and when dividends are declared upon the Company’s common stock. In accordance with the Plan, Mr. Plunk is also entitled to receive base compensation in the amount of $75,000 for service as a director until the Annual Meeting. Mr. Plunk has elected to receive the entire amount of such base compensation in cash. In addition, as a member of the Audit Committee and the Finance Committee, Mr. Plunk will receive prorated cash compensation of $8,250 and $4,500, respectively, for his service on these committees until the Annual Meeting.

Increase in Board Size

The Board adopted a resolution to increase the authorized number of directors of the Company’s Board from 9 to 10, effective February 18, 2026, and Mr. Plunk was appointed to fill the vacancy created by such increase.

ITEM 7.01.     Regulation FD Disclosure.

On February 19, 2026, the Company issued a press release announcing Mr. Plunk’s appointment as a director on the Board. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release by WD-40 Company, dated February 19, 2026
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company

(Registrant)

Date: February 19, 2026	/s/ PHENIX Q. KIAMILEV
Phenix Q. Kiamilev

Vice President, General Counsel and

Chief Compliance Officer